UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Series A Preferred Stock Financing

On July 17, 2008, CareGuide, Inc. (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with a group of institutional and individual accredited investors (the “Investors”), pursuant to which the Company has agreed to sell to the Investors an aggregate of up to 6,666,667 shares (the “Shares”) of its previously designated Series A Preferred Stock, at a price of $0.60 per share, for aggregate gross proceeds, before offering expenses, of up to $4.0 million, subject to the terms and conditions of the Purchase Agreement. Among the Investors are two venture capital funds affiliated with directors of the Company and two directors in their individual capacities.

The Shares, if issued, will be issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The net proceeds of issuance of the Shares, if any, will be used to finance the purchase of fractional shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as a result of a proposed reverse split of the Common Stock on the terms described in Item 8.01 below. Prior to the closing of the purchase of the Shares under the Purchase Agreement (the “Closing”), the Company will provide the Investors with a written notice setting forth its best estimate of the number of Shares reasonably necessary to be issued, but not to exceed 6,666,667 shares, to provide the Company with net proceeds sufficient to repurchase fractional shares of Common Stock following the Reverse Stock Split (as defined below) and to pay the costs and expenses related to the Reverse Stock Split and the sale of the Shares. The Investors may, in their discretion, purchase additional Shares up to an aggregate of 6,666,667 Shares that may be issued pursuant to the terms of the Purchase Agreement.

The Closing of the sale and issuance of the Shares is subject to a number of conditions, including the termination of the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the suspension of its reporting obligations under Section 15(d) of the Exchange Act and the lack of any material adverse change on the Company (as defined in the Purchase Agreement) since the date of the Purchase Agreement. In addition, holders of an aggregate of at least 85% of the capital stock of the Company, after giving effect to the Reverse/Forward Stock Split (as defined below) and the issuance of the Shares) are required to have executed a stockholders agreement with terms specified in the Purchase Agreement (the “Stockholders Agreement”). The Company’s existing stockholders agreement containing provisions concerning the election of directors will be terminated prior to the Closing.

The Stockholders Agreement to be entered into prior to the Closing contains provisions regarding the election of directors, the obligation to vote in favor of sale transactions approved by a two-thirds majority of holders of Preferred Stock, restrictions on transfer of capital stock, rights of first refusal and co-sale rights in connection with proposed transfers of capital stock, preemptive rights to purchase a stockholder’s pro rata portion of new issuance of capital stock by the Company and rights to specified information concerning the Company after it has ceased to be a reporting company under the Exchange Act. In addition, under the Stockholders Agreement, the Company would agree to grant registration rights to the holders of the Shares in connection with certain future registrations of Common Stock under the Securities Act. The Company has also agreed to other customary obligations regarding registration, including matters relating to indemnification and payment of expenses.

The above description, which summarizes the material terms of the Purchase Agreement and the Stockholders Agreement, is not complete and is qualified by reference to the full text of the Purchase Agreement and the Stockholders Agreement. The Purchase Agreement will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, and the proposed form of Stockholders Agreement will be included as an annex to the Information Statement described in Item 8.01 below.

Amendment to 2007 Equity Incentive Plan

On July 14, 2008, the Board of Directors of the Company approved an amendment to the Company’s 2007 Equity Incentive Plan (the “Plan”) in order to increase the number of shares of Common Stock reserved for issuance under the Plan from 7,000,000 shares to 15,000,000 shares and to increase the annual limit on grants to a participant under the Plan from 2,000,000 shares to 10,000,000 shares.

Chris E. Paterson Transition Letter Agreement

As described in Item 5.02(b) below, on July 17, 2008, the Company and Chris E. Paterson entered into a letter agreement relating to the transition of Mr. Paterson out of the role of Chief Executive Officer of the Company. The information set forth below in Item 5.02(e) is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the additional shares of Series A Preferred Stock described in Item 1.01 impacts the rights of the holders of Common Stock in that the Second Amended Certificate (as defined in Item 5.03 below) to be filed prior to the issuance of the Shares (i) prohibits the Company from issuing dividends or making distributions to the holders of its Common Stock for so long as any shares of Series A Preferred Stock are outstanding, unless all accrued and unpaid dividends with respect to the Series A Preferred Stock have been paid or are declared and set apart; (ii) grants the holders of Series A Preferred Stock a liquidation preference with respect to such shares equal to their original purchase price plus all accrued but unpaid dividends in the event of an dissolution, liquidation or winding up of the Company or certain acquisition or change of control transactions involving the Company; (iii) provides that the holders of Series A Preferred Stock, voting as a separate class, have the right to approve specified corporate actions; and (iv) provides that each share of Series A Preferred Stock is initially convertible into five shares of Common Stock.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Cessation of Chris E. Paterson’s Status as Principal Executive Officer

As described in Item 5.02(c) below, in connection with the Company’s proposed termination of its status as a public company, Michael Condron will replace Chris E. Paterson as the Chief Executive Officer of the Company. Dr. Paterson will continue to serve as the Company’s Chief Executive Officer until December 31, 2008 or, if earlier, upon the termination of the Company’s status as a public company or such other time as mutually agreed upon by Dr. Paterson and Mr. Condron.

(c) Appointment of Michael J. Condron as Executive Vice Chairman

On July 14, 2008, the Company appointed Michael J. Condron as the Company’s Executive Vice Chairman. In this capacity, Mr. Condron will serve as the Company’s principal operating officer.

There is no arrangement or understanding between Mr. Condron and any other person pursuant to which he was selected as an executive officer, and there is no family relationship between Mr. Condron and any of the Company’s directors or other executive officers. Additional information about Mr. Condron is set forth below:

Mr. Condron, age 38, has served as an executive officer and director of the Company since July 2008. In October 2007 he founded, and has since served as President of, MEJC Consulting, LLC, a healthcare consulting company. Since April 2006, Mr. Condron has also served as an executive in residence with Beecken Petty O’Keefe & Company, a private equity firm based in Chicago. In 2002, Mr. Condron joined CorSolutions Medical, Inc., a disease management and health solutions company, as its General Counsel. In August 2005, he was named President and Chief Operating Officer of CorSolutions, and served in that role through the company’s acquisition by Matria Healthcare in January 2006. From 1995 to 2002, Mr. Condron was an attorney with the firms of Pederson & Houpt and Gardner, Carton & Douglas, both in Chicago, and Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C. In his legal practice, Mr. Condron specialized in labor and employment matters and employment litigation. He holds a B.S. degree in finance and political science from the University of Illinois, Urbana and a J.D. degree from the Northwestern University School of Law.

In connection with his appointment, on July 17, 2008, the Company entered into an employment agreement with Mr. Condron, with an effective date of July 7, 2008. The employment agreement has an indefinite term, unless earlier terminated by the Company or Mr. Condron or upon his death. As Executive Vice Chairman, Mr. Condron will report to the Board through the Chairman of the Board. Mr. Condron will remain in the position of Executive Vice Chairman until December 31, 2008 or, if earlier, upon the termination of the Company’s status as a public company or such other time as mutually agreed upon by Dr. Paterson and Mr. Condron. At such time, Mr. Condron will assume the position of President and Chief Executive Officer of the Company.

Mr. Condron’s base salary under the employment agreement is initially $275,000 per year, subject to increase but not decrease, in the discretion of the Board. Mr. Condron is eligible for a discretionary calendar year bonus in an amount equal to 50% of his annual base salary (the “Target Bonus Amount”), subject to his achievement of mutually agreed upon performance goals to be established within the first month of each calendar year. The Board may, in its discretion, increase the Target Bonus Amount to up to 125% of Mr. Condron’s annual base salary for superior performance. For 2008, Mr. Condron will receive a guaranteed bonus of approximately $67,000 should he remain employed through the end of the year, representing a prorated annual bonus of $137,500, which is 50% of his initial base salary. Any annual cash bonuses will be paid in a lump sum within two and one-half months after the end of the applicable calendar year.

Mr. Condron is also eligible to receive options to purchase shares of Common Stock under the Company’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Board upon its determination that Mr. Condron’s performance has resulted in the Company significantly exceeding the corporate objectives set forth in its business plan. On July 14, 2008, the Board approved the grant to Mr. Condron of a stock option to purchase up to 6,315,789 shares of Common Stock. This option has a term of 10 years from the date of grant and an exercise price equal to $0.12 per share, which the Board determined to be not less than the fair market value of the Common Stock on the date of grant. This stock option will vest over a period of four years, in 48 equal monthly installments beginning one month after the date of grant. In the event that Mr. Condron terminates his employment for Good Reason, as defined in the employment agreement, the unvested portion of this option will accelerate and become vested in full immediately, and Mr. Condron would be entitled to exercise the option within one year after the termination date. In addition, in the event that the Company ceases to be a public company after the commencement of Mr. Condron’s employment and subsequently becomes a public company, by way of reverse merger or otherwise, then the unvested portion of this option will accelerate and become vested in full.

The Company has also agreed with Mr. Condron that he shall be entitled to receive an additional grant of stock options in the event of certain issuances of equity securities by the Company between the effective date of the employment agreement and December 31, 2008.

Mr. Condron is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

Mr. Condron will not be required to relocate his primary residence to within commuting distance of the Company’s executive offices located in Coral Springs, Florida, but if during the term of the employment agreement the Company and Mr. Condron mutually agree that he should relocate his residence, the terms of such relocation would be determined by the Board and Mr. Condron. Until such time as Mr. Condron has elected to relocate, the Company has agreed to reimburse Mr. Condron for his commuting costs from his current primary residence to the Company’s executive offices and his lease expenses for maintaining an apartment in the vicinity of the Company’s executive offices.

In the event that Mr. Condron’s employment is terminated by the Company without Cause or by Mr. Condron for Good Reason, in each case as defined in the employment agreement, other than during the period beginning six months prior to and ending 24 months following a Change in Control, as defined in the employment agreement, then, subject to Mr. Condron entering into and not revoking a release reasonably acceptable to the Company, Mr. Condron will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of 12 months; (ii) any Target Bonus Amount for the year during which the termination occurs, prorated for the period of the calendar year during with performance was rendered; (iii) continued participation in the Company’s health plans at active employee rates for 12 months at the Company’s expense; and (iv) reimbursement for senior executive-level career transition assistance provided by a firm selected by Mr. Condron and reasonably approved by the Company.

In the event that Mr. Condron’s employment is terminated by the Company without Cause or by Mr. Condron for Good Reason during the period beginning six months prior to and ending 24 months following the consummation of a Change in Control, then, subject to Mr. Condron entering into and not revoking a release reasonably acceptable to the Company, Mr. Condron will be entitled to receive the amounts set forth in the foregoing paragraph, except that the periods set forth in clauses (i) and (ii) shall be extended to 24 months and the amount payable under clause (i) will be a lump-sum severance payment.

In the event that Mr. Condron’s employment is terminated as a result of his death or his Disability, as defined in the employment agreement, then Mr. Condron (or his estate, as applicable) will be entitled to receive any Target Bonus Amount for the year in which the termination of employment occurs, prorated for the period of the calendar year during with performance was rendered prior to death or Disability, as applicable.

The foregoing description of Mr. Condron’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2008.

On July 18, 2008, the Company issued a press release announcing the appointment of Mr. Condron as the Executive Vice Chairman of the Company and the proposed going private transaction described in Item 8.01 below. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

(d) Appointment of Michael J. Condron as Director and Vice Chairman

On July 14, 2008, Mr. Condron was also appointed as a director of the Company and as Vice Chairman of the Board of Directors. There is no arrangement or understanding between Mr. Condron and any other person pursuant to which he was selected as a director. The other disclosures regarding Mr. Condron in Item 5.02(c) above are incorporated herein by reference.

(e) Transition Letter Agreement with Chris E. Paterson

In connection with the appointment of Mr. Condron as the Executive Vice Chairman of the

Company, on July 17, 2008, the Company and Mr. Paterson entered into a letter agreement relating to the role of Mr. Paterson as the Company’s Chief Executive Officer (the “Transition Agreement”). Under the Transition Agreement, Dr. Paterson has agreed to continue to serve as the Company’s Chief Executive Officer during a transition period that will continue until December 31, 2008 or, if earlier, upon the termination of the Company’s status as a public company or such other time as mutually agreed upon by Dr. Paterson and Mr. Condron.

In consideration of Dr. Paterson’s services during the transition period, he will continue to be employed and compensated by the Company at his current base salary through at least December 31, 2008. In the event that Dr. Paterson ultimately terminates his employment with the Company, upon the later of his departure or January 1, 2009, Dr. Paterson will receive the severance benefits specified in his employment agreement with the Company, which provides for salary continuation for 12 months in the event of a termination without cause or a termination for good reason, as those terms are defined in the employment agreement.

Dr. Paterson will be granted an option by the Board to purchase up to 50,000 shares of Common Stock at an exercise price equal to the greater of $0.12 per share of the fair market value of the Common Stock on the date of grant. This option will vest in full at the end of the transition period.

In addition, all of Dr. Paterson’s currently outstanding options to purchase Common Stock will be accelerated in full in the event that he ceases to be an employee of the Company, and the exercise period for such options will be extended. Furthermore, the Company has agreed with Dr. Paterson that he shall be entitled to receive an additional grant of stock options in the event of certain issuances of equity securities by the Company between the date of the Transition Agreement and the later of December 31, 2008 or the date on which the Company ceases to be a public company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2008, the Board of Directors of the Company (the “Board”) approved a Second Amended Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof of the Series A Preferred Stock (the “Second Amended Certificate”). The Second Amended Certificate will be filed with the Secretary of State of the State of Delaware prior to the Closing under the Purchase Agreement described in Item 1.01 above.

The Second Amended Certificate provides, among other things, that the Series A Preferred Stock (i) is entitled to cumulative dividends at the rate of 8% per year, payable in arrears semiannually; (ii) is entitled to a liquidation preference equal to its original purchase price plus all accrued and unpaid dividends; (iii) has a preference over the common stock with respect to dividends and distributions; (iv) votes on an as-converted basis with the common stock on matters submitted to common stockholders for approval; and (v) is initially convertible into common stock on a five-for-one basis (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, etc. and in the event of certain dilutive issuances by the Company). The Second Amended Certificate also provides that the consent of the holders of at least two-thirds of the Series A Preferred Stock is required for certain other actions, including:

•	any action that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred Stock so as to affect them adversely;
•	any liquidation, dissolution, merger, consolidation, asset sale or other specified change of control transaction involving the Company;
•	the incurrence or guarantee of indebtedness above specified levels;
•	the redemption or repurchase of securities or the declaration or payment of dividends;

•	the authorization or issuance of equity securities or securities convertible into equity securities;
•	the acquisition of, or investment in, another business entity;
•	any change in the Company’s tax or accounting methods or practices;
•	sales or dispositions of assets in excess of specified levels;
•	the adoption of budgets and business plans;
•	capital expenditures in excess of specified levels;
•	any deviation from the business plan of the Company;
•	the creation of subsidiaries;
•	the employment or termination of employment of any executive officer of the Company or any subsidiary, or amending or revising the terms of any employment agreement with any such officer;
•	altering the authorized size of the Board;
•	agreeing to take any action which could impair the Company’s ability to honor the rights and preferences of the Series A Preferred Stock;
•

entering into any transaction with an affiliate of the Company other than transactions involving compensation, benefits, personnel and related matters with respect to the Company’s employees who are not executive officers of the Company; and

•	the granting of any exclusive rights to any intellectual property of the Company or any subsidiary of the Company.

The Series A Preferred Stock will be automatically converted into shares of Common Stock, at the then-effective conversion rate, at any time upon the affirmative election of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock or immediately upon the closing of certain public offerings of the Common Stock. Upon such automatic conversion, any accrued and unpaid dividends will be paid in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion).

The approved form of Second Amended Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to the full text of the Second Amended Certificate. The Second Amended Certificate will be filed with the Secretary of State of the State of Delaware prior to the Closing of the issuance of the Shares described in Item 8.01 and the consummation of the Reverse/Forward Stock Split described in Item 8.01 below.

Item 8.01. Other Events.

On July 17, 2008, the Company received the written consent from a majority of its stockholders, acting by written consent, approving a reverse stock split (the “Reverse Stock Split”) which is intended to permit the Company to deregister its Common Stock with the Securities and Exchange Commission (the “Commission”) and to suspend its reporting obligations under the Exchange Act. Under the terms of the Reverse Stock Split, each 100,000 shares of Common Stock will be converted into one share of Common Stock and holders of less than 100,000 shares of Common Stock prior to the Reverse Stock Split will receive cash in the amount of $0.14 per pre-split share.

Immediately following the Reverse Stock Split, the Company will effect a 100,000-for-one forward split (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Reverse/Forward Stock Split”) so that the number of shares held by each holder of at least one share of common stock following the Reverse Stock Split will ultimately be unchanged after the Reverse/Forward Stock Split.

The stockholder consent also approved an increase in the authorized Common Stock of the Company under its Certificate of Incorporation, as amended to date, from 100,000,000 shares to 200,000,000 shares (the “Authorized Share Increase”).

The Company obtained approval of the Reverse/Forward Stock Split and the Authorized Share Increase from holders of a majority of its shares of capital stock, voting together on an as-converted to Common Stock basis, by written consent in accordance with Delaware law. Prior to effecting the Reverse/Forward Stock Split and the Authorized Share Increase, the Company will file a preliminary Information Statement on Schedule 14C and a transaction statement on Schedule 13E-3, in each case under the Exchange Act. Following review by the Commission, the Company intends to distribute a definitive Information Statement to all holders of its common stock and to effect the Reverse/Forward Stock Split and the Authorized Share Increase as soon as practicable following the date that is 20 days after the distribution of the Information Statement to its stockholders.

The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of the Company’s stockholders of record to fewer than 300. Thereafter, the Company intends to cease filing periodic reports with the Commission in accordance with the Commission’s rules and regulations. The Company expects that its shares of Common Stock will cease to be quoted on the OTC Bulletin Board at that time.

The Reverse/Forward Stock Split was initially approved by the Board of Directors at a meeting held on June 18, 2008 and was ratified at a meeting held on July 14, 2008. The Authorized Share Increase was initially approved by the Board of Directors on June 18, 2008 and was modified and approved by the Board of Directors on July 14, 2008. The Board approved the Reverse/Forward Stock Split based on the recommendation of a Special Committee of the Board comprised of independent directors and the Special Committee’s determination that the Company achieves few of the benefits of public ownership because, among other things, of a lack of an active trading market for its common stock while remaining burdened with the significant and increasing costs of being a publicly held company.

The Company reserves the right not to proceed with the Reverse/Forward Stock Split and the Authorized Share Increase if the Company determines that abandoning the Reverse/Forward Stock Split and Authorized Share Increase is in the best interests of the Company and all of its stockholders.

The Company retained Navigant Consulting, Inc. to advise the Special Committee regarding the fair value of the Company’s pre-split shares of Common Stock and to render an opinion which will be included with the Information Statement.

The Company intends for the Reverse/Forward Stock Split to treat holders of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as holders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

Important Additional Information Will Be Filed with the Commission

The Information Statement will contain additional important information regarding the Reverse/Forward Stock Split and the Authorized Share Increase. The Company advises its stockholders to read the definitive Information Statement when made available. Copies of both the preliminary Information Statement, and any amendments or supplements thereto, and the definitive Information

Statement will be available without charge at the Commission’s website at www.sec.gov or from the Secretary of the Company when they are mailed to stockholders.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Reverse/Forward Stock Split. Information about the Company’s directors and executive officers and their ownership of the Common Stock is set forth in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Commission on May 9, 2008. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Reverse/Forward Stock Split, which may be different than those of the Company’s stockholders generally, by reading the Information Statement and other relevant documents regarding the Reverse/Forward Stock Split, which will be filed with the Commission.

As described in Item 5.02 above, on July 18, 2008, the Company issued a press release announcing the Reverse/Forward Stock Split. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1

Second Amended Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof of the Series A Preferred Stock.

99.1	Press Release dated July 18, 2008.

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Cautionary Statement Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and are subject to the safe harbors created thereby, including, without limitation, the statements regarding completion of the private placement described herein and the anticipated gross proceeds of the private placement, and discussions of potential deregistration of the Company’s Common Stock and the costs and benefits of remaining a public company. These also include statements regarding the intent, belief or current expectations of the Company and statements regarding future events and its plans, goals and objectives, including statements relating to the proposed Reverse/Forward Stock Split, the termination of registration of the Company’s Common Stock under the Exchange Act and the expected cost savings of the Reverse/Forward Stock Split.

The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated including, among others, risks related to the satisfaction or waiver of the conditions to closing the private placement or effecting the Reverse/Forward Stock Split and the risk that the private placement and the Reverse/Forward Stock Split may not be consummated, as well as those risks and uncertainties disclosed from time to time in reports filed by the Company with the Commission under the Exchange Act, including its most recent Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the fiscal quarter ended March 31, 2008. The proposed Reverse/Forward Stock Split and the subsequent termination of registration of the Company’s Common Stock under the Exchange Act are each subject to various conditions and may not occur. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as required by securities laws.

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                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2008	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer